As filed with the Securities and Exchange Commission on July 16, 2014

Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification Number)

50 Northern Avenue
Boston, Massachusetts 02210 (617) 341-6100
(Address of Principal Executive Offices)

2013 STOCK AND OPTION PLAN
(Full Title of Plan)

Jeffrey M. Leiden
Chief Executive Officer
Vertex Pharmaceuticals Incorporated
50 Northern Avenue
Boston, Massachusetts 02210
(617) 341-6100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	9,500,000	$96.77	$919,315,000	$118,408

(1)
The number of shares of common stock, par value $.01 per share, stated above consists of the aggregate number of additional shares that may be issued under the Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan pursuant to the 2014 amendment of the plan. The maximum number of shares that may be issued under the plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any such anti-dilution or other provisions.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock as reported by The NASDAQ Global Select Market on July 10, 2014.

Statement of Incorporation by Reference
This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 9,500,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Vertex Pharmaceuticals Incorporated (the “Registrant”) to be issued under the 2013 Stock and Option Plan (the “2013 Plan”) of the Registrant. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on May 21, 2013 (File No. 333-188737), relating to the Registrant’s 2013 Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on July 16, 2014.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ JEFFREY M. LEIDEN
Jeffrey M. Leiden
Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jeffrey M. Leiden, Ian F. Smith and Kenneth L. Horton and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on July 16, 2014.

Signature		Title	Date

By:	/s/ JEFFREY M. LEIDEN	Chairman, Chief Executive Officer and President (principal executive officer)	July 16, 2014
Jeffrey M. Leiden

By:	/s/ IAN F. SMITH	Executive Vice President and Chief Financial Officer (principal financial officer)	July 16, 2014
Ian F. Smith

By:	/s/ PAUL M. SILVA	Senior Vice President and Corporate Controller (principal accounting officer)	July 16, 2014
Paul M. Silva

By:	/s/ DAVID M. ALTSHULER	Director	July 16, 2014
David M. Altshuler

By:	/s/ JOSHUA S. BOGER	Director	July 16, 2014
Joshua S. Boger

By:	/s/ TERRENCE C. KEARNEY	Director	July 16, 2014
Terrence C. Kearney

By:	/s/ YUCHUN LEE	Director	July 16, 2014
Yuchun Lee

By:	/s/ MARGARET G. MCGLYNN	Director	July 16, 2014
Margaret G. McGlynn

By:	/s/ WAYNE J. RILEY	Director	July 16, 2014
Wayne J. Riley

By:	/s/ BRUCE I. SACHS	Director	July 16, 2014
Bruce I. Sachs

By:	/s/ ELAINE S. ULLIAN	Director	July 16, 2014
Elaine S. Ullian

By:	/s/ WILLIAM D. YOUNG	Director	July 16, 2014
William D. Young

VERTEX PHARMACEUTICALS INCORPORATED
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description		Filed with this Registration Statement	Incorporated by Reference herein from—Form or Schedule	Filing Date/ Period Covered	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.			10-Q (Exhibit 3.1)	August 11, 2008	000-19319
4.2	By-laws of Vertex, as amended and restated as of February 5, 2013.			8-K (Exhibit 3.1)	February 11, 2013	000-19319
4.3	Specimen stock certificate.			S-1 (Exhibit 4.1)	July 18, 1991	33-40966
5.1	Opinion of counsel as to the legality of the shares being registered.		X
23.1	Consent of Ernst & Young LLP.	.	X
23.2	Consent of counsel (included as part of Exhibit 5.1).		X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).		X
99.1	Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan.			DEF-14A (Appendix A)	March 28, 2014	000-19319